Exhibit 10.1

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of January 16, 2014, by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”) and the investment entities managed or advised by Senator Investment Group, LP, a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Investors and the Company have entered into that certain Standby Purchase Agreement, dated as of November 12, 2013 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Standby Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Investors wish to subscribe for and the Company desires to issue and sell, shares of the Company’s Common Stock on the terms and subject to the conditions set forth therein;

WHEREAS, upon the consummation of the transactions contemplated by the Standby Purchase Agreement, the Investors will Beneficially Own (as such term is defined herein) the number of shares of Common Stock of the Company set forth in the Standby Purchase Agreement (collectively, the “Investor Shares”); and

WHEREAS, the Investors and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the Investor Shares, (b) the governance of the Company, (c) certain registration rights with respect to the Registrable Securities (as defined herein), (d) certain liquidity rights with respect to the Investor Shares, and (e) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Additional Shares” has the meaning set forth in Section 4.1(c).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including as to the Investors any investment entity managed or advised by Senator Investment Group, LP; provided, however, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Investors for purposes of this Agreement.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Allowable Suspension Period” has the meaning set forth in Section 4.6(a).

“ATM Program” has the meaning set forth in Section 4.2(a).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Bloomberg” means Bloomberg Financial L.P.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized to be closed in the City of New York, in the State of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation, liquidation in a single transaction or a series of related transactions or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership by a Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates, including by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction) pursuant to which the Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates collectively own more than fifty percent (50%) of the Voting Securities of the Company or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) to elect a majority of the members of the Board (or similar governing body) of the Company.

“Closing” has the meaning set forth in the Standby Purchase Agreement.

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“Closing Bid Price” and “Closing Sale Price” mean, for any Security as of any date, the last closing bid price and last closing trade price, respectively, for such Security on the Exchange, as reported by Bloomberg, or, if the Exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg.

“Committee” has the meaning set forth in Section 2.1(c).

“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Right” has the meaning set forth in Section 3.1(b).

“Compensation Committee” has the meaning set forth in Section 2.1(c).

“Consent Default” has the meaning set forth in Section 2.2(c).

“Consent Default Date” has the meaning set forth in Section 2.2(c).

“Consent Delay Payments” has the meaning set forth in Section 2.2(c).

“Consent Fee Shares” has the meaning set forth in Section 2.2(c).

“Contracting Party” has the meaning set forth in Section 6.10.

“Consent Rate” has the meaning set forth in Section 2.2(c).

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or by any other means.

“Controlling Person” has the meaning set forth in Section 4.8(a).

“Convertible Securities” means any evidence of indebtedness, shares of Capital Stock (other than Common Stock) or other Securities (including Options) that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, shares of Common Stock.

“Damages” has the meaning set forth in Section 4.8(a).

“DCR” has the meaning set forth in Section 2.3.

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“Debt” means, with respect to the Company and its subsidiaries, all liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, for (a) indebtedness for borrowed money (including principal and accrued interest), (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments (including principal and accrued interest), (c) “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) indebtedness for payments arising in respect of drawn letters of credit or bankers’ acceptances or secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) liabilities and obligations under capital leases (determined in accordance with GAAP), and (f) indebtedness of third Persons which is directly or indirectly guaranteed by the Company or any of its subsidiaries.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“DTC” means The Depository Trust Company.

“Effective Deadline” has the meaning set forth in Section 4.1(b).

“Effectiveness Period” has the meaning set forth in Section 4.1(b).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall constitute or be deemed to constitute an “Equity Issuance” for purposes of this Agreement.

“Exchange” means, initially, the NASDAQ Global Market and any successor thereto or, in the future, any other stock market on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any Underwritten Offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make two members of senior management available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other reasonable and customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“GAAP” means United States generally accepted accounting principles in effect as of the date hereof.

“Governing Documents” means the articles of restatement and bylaws of the Company.

“Holder” means the Investors and any Permitted Transferee that becomes a Holder pursuant to Section 4.12.

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“HSR Act” has the meaning set forth in Section 3.2(f).

“Indemnified Party” has the meaning set forth in Section 4.8(c).

“Indemnifying Party” has the meaning set forth in Section 4.8(c).

“Investment Committee” has the meaning set forth in Section 2.1(c).

“Investor” and “Investors” have the meaning set forth in the Recitals hereto.

“Investor Nominated Directors” has the meaning set forth in Section 2.1(a).

“Investor Shares” has the meaning set forth in the Recitals hereto.

“Investor Standby Shares” has the meaning set forth in Section 3.1(b).

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Liquidity Date” has the meaning set forth in Section 3.1(b).

“Liquidity Notice” has the meaning set forth in Section 3.1(a).

“Liquidity Right Expiration Date” has the meaning set forth in Section 3.1(a).

“Liquidity Right Measurement Date” has the meaning set forth in Section 3.1(a).

"Liquidity Right Threshold" has the meaning set forth in Section 3.1(a).

“Mailing Date” has the meaning set forth in Section 2.1(a).

"Market Capitalization" means the product of (x) the number of shares of Common Stock outstanding and (y) the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the date of determination.

“Measurement Period” has the meaning set forth in Section 3.1(a).

“Non-Recourse Party” has the meaning set forth in Section 6.10.

“Operating Partnership” has the meaning set forth in Section 2.2(a)(vi).

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

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“Permitted Issuance” means (a) any issuance of Capital Stock upon the exercise of Options outstanding and publicly disclosed as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (b) any issuance, sale or authorization pursuant to the Company’s currently existing and publicly filed compensation arrangements for its directors, officers, employees, consultants and agents, (c) any issuance, sale or authorization pursuant to any future compensation arrangements for the Company’s directors, officers, employees, consultants and agents that are approved by the Company’s Compensation Committee and do not exceed the limits set forth in Section 2.2(a) hereof, (d) any issuance, sale or placement of Capital Stock as consideration in any acquisition transaction the primary purpose of which is not to raise capital, including any Change of Control, that has been approved by the Board and does not violate the provisions of Section 2.2(a) hereof, (e) any issuance of Capital Stock, and (f) any issuance of common units or limited partnership interests in Operating Partnership upon conversion of contingent or preferred units issued as of the date of this Agreement, and any issuance of Common Stock upon redemption of common units in the Operating Partnership that are issued and outstanding or otherwise permitted to be issued pursuant to clause (d) above as of the date of this Agreement pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership.

“Permitted Transferee” has the meaning set forth in Section 4.12.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

"Pre-Emptive Shares" means any shares of Common Stock issued or issuable to the Investors pursuant to Section 3.2.

“Pro Rata Portion” means, with respect to the Investors and their Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock immediately prior to the Equity Issuance.

“Quarterly Business Plan” has the meaning set forth in Section 3.1(c).

“Registrable Securities” means the shares of Common Stock held beneficially or of record by any of the Holders, including, without limitation, (i) the Acquired Shares (as defined in the Standby Purchase Agreement), (ii) the Backstop Acquired Shares (as defined in the Standby Purchase Agreement), (iii) the Backstop Commitment Fee Shares (as defined in the Standby Purchase Agreement), (iv) the Additional Purchase Commitment Fee Shares (as defined in the Standby Purchase Agreement), (v) Pre-Emptive Shares, if any, (vi) the Additional Shares, if any, (vii) the Consent Fee Shares, if any, and (viii) shares of Common Stock acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act or (y) they may be sold by their Holder without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force) without restriction or limitation thereunder on volume or manner of sale or other restrictions or limitations under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1).

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“Registration Default” has the meaning set forth in Section 4.1(c).

“Registration Rate” has the meaning set forth in Section 4.1(c).

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers the resale of any of the Registrable Securities, including a prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Required Registration” has the meaning set forth in Section 4.1(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor federal statute, rules, or regulations thereto, and in the case of any referenced section of any such statute, rule, or regulation, any successor section thereto, collectively as from time to time amended and in effect.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Standby Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Suspension Notice” has the meaning set forth in Section 4.6(a).

“Third Party Consents” has the meaning set forth in Section 2.2(a).

"Trading Day" means any day on which the Common Stock is traded on the Exchange; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on the Exchange for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Exchange (or if the Exchange does not designate in advance the closing time of trading, then during the hour ending at 4:00:00 p.m., New York Time).

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“Underwriters’ Maximum Number” means, for any Required Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” has the meaning set forth in Section 4.1(d).

“Underwritten Offering Request” has the meaning set forth in Section 4.1(d).

“Voting Securities” means at any time shares of any class of Capital Stock or other Securities of the Company, including Convertible Securities that may be converted into, exercised for, or otherwise exchanged for such shares of Capital Stock, that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events until the occurrence of such specified event.

“VWAP” means, for any Security as of any date, the dollar volume-weighted average price for such Security on the Exchange during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Exchange publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such Security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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ARTICLE II
GOVERNANCE

Section 2.1 The Investor’s Representation on the Board.

(a)          Upon the Closing, if the number of members constituting the Board is other than nine (9), the Board shall promptly be reconstituted such that the number of members constituting the Board shall be no more than nine (9), subject to increase or decrease by the Board from time-to-time, in accordance with the Governing Documents and this Agreement. Upon the Closing, the Company shall promptly cause up to two (2) persons (in the aggregate) designated by the Investors to be appointed to the Board in the manner provided in the Governing Documents for filling vacancies on the Board; provided, that, to the extent the Investor has not designated two (2) such persons before Closing, the Company shall promptly cause the remaining persons to be appointed to the Board, with any required increase in the size of the Board, when such persons are designated by the Investors. Following the Closing, subject to Section 2.1(g), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as the Investors, together with their Affiliates, Beneficially Own as of the date of mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) at least nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock, the Company shall include two (2) persons designated by the Investors as members of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (ii) so long as the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date at least four and nine-tenths percent (4.9%), but less than nineteen and nine-tenths percent (19.9%), of the outstanding Common Stock, the Company shall include one (1) person designated by the Investors as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee, and (iii) if the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Company shall not be required to include any persons designated by the Investors as members of the slate of Board nominees. The members of the Board nominated or elected pursuant to this Section 2.1(a) are referred to herein as the “Investor Nominated Directors.” The Board shall not withdraw any nomination or, subject to the Board’s duties under Maryland law, recommendation required under this Section 2.1(a), unless the Investor delivers to the Board a written request for such withdrawal or the Board determines reasonably and in good faith after consultation with outside legal counsel that such Board nominee (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents; provided, however, that the Investor shall have the right to replace such Board nominee with a new Board nominee. Further, (i) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, the Board shall not nominate, in the aggregate, a number of nominees greater than the nine (9) members of the Board, (ii) subject to the Board’s duties under Maryland law, the Board shall not recommend the election of any other person to a position on the Board for which an Investor Nominated Director has been nominated, and (iii) the Company shall use commercially reasonable efforts to cause each Investor Nominated Director to be elected to the Board. If elected to the Board, each Investor Nominated Director will hold his or her office as a member of the Board for such term as is provided in the Governing Documents, or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Governing Documents, and applicable Law.

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(b)          Subject to the provisions of Section 2.1(a) and 2.1(d) and the conditions set forth in Section 2.1(g), Michael Simanovsky shall serve as one of the initial Investor Designated Directors.

(c)          Upon the election of the Investor Nominated Directors to the Board, the Investor Nominated Directors shall be entitled to attend meetings of the investment committee and compensation committee of the Board. For so long as Investor has the right to designate at least one (1) Investor Nominated Director to serve on the Board, the Board shall maintain an investment committee, the rights and responsibilities of which shall include those described on Exhibit A hereto, subject to amendment by the Board from time to time (the "Investment Committee"), and a compensation committee, the rights and responsibilities of which shall comply with the listing requirements of the Exchange (the "Compensation Committee" together with the Investment Committee, the "Committees"). The Investor Nominated Directors shall receive all Committee notices, minutes, written consents and all other materials provided to members of the Committees. The Investor Nominated Directors shall attend and participate in meetings of the Committees only in their capacity as observers and will have no voting rights or any other rights granted to members of the Committees. If any of the current rights or responsibilities of any of the Committees are delegated to a new Board committee or sub-committee, the Investor Nominated Directors shall have the same rights with respect to such committees or sub-committees as they do with respect to the Committees.

(d)          If the Investors', together with their Affiliates’, Beneficial Ownership of outstanding Common Stock falls below any percentage threshold set forth in Section 2.1(a) above, the Investor shall promptly cause one or more, as applicable, of the Investor Nominated Directors to resign from the Board such that the remaining number of Investor Nominated Directors on the Board does not exceed the number that the Investor is then entitled to designate for nomination or appointment pursuant to the terms and conditions of Section 2.1(a) above, and the number of directors that the Investor shall be entitled to designate for nomination shall forever be reduced to such number of Investor Nominated Directors serving on the Board immediately after such resignation(s) (even if the Investors or their Affiliates shall subsequently acquire additional shares of Common Stock). In addition, the Investors shall cause any Investor Nominated Director to resign from the Board and any committees on which such Investor Nominated Director serves if such Investor Nominated Director, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company or a member of any such committees under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents or applicable Law; provided, however, that, subject to the limitations set forth in Section 2.1(a), the Investor shall have the right to replace such resigning Investor Nominated Director with a new Investor Nominated Director, such newly-named Investor Nominated Director to be appointed promptly to the Board in place of the resigning Investor Nominated Director in the manner set forth in the Governing Documents for filling vacancies on the Board. Further, upon the resignation of any Investor Nominated Director, any rights granted to such Investor Nominated Director pursuant to Section 2.1(a) and (c) shall terminate forthwith; provided, however, that any newly-named Investor Nominated Director selected by the Investor to replace the resigning Investor Nominated Director shall be granted the rights set forth in Section 2.1(a) and (c). Nothing in this paragraph (d) or elsewhere in this Agreement (except Section 2.1(f)) shall confer any third-party beneficiary or other rights upon any person designated hereunder as an Investor Nominated Director, whether during or after such person’s service on the Board.

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(e)          For so long as the Investors have the right to designate at least one (1) Investor Nominated Director for nomination to the Board pursuant to Section 2.1(a) above, the Board shall fill vacancies created by reason of death, removal or resignation of any Investor Nominated Director promptly upon request by the Investor and only as directed by the Investor, subject to the terms and conditions set forth in Section 2.1(a) above and Sections 2.1(g) below. So long as Investor has named a replacement within thirty (30) days following any death, removal or resignation of an Investor Nominated Director, and prior to any appointment of such replacement in accordance with this Agreement, and subject to the Board’s duties under Maryland law, the Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of an Investor Nominated Director until such time as such newly named Investor Nominated Director has been so appointed to the Board.

(f)          Each Investor Nominated Director that is elected to the Board shall be indemnified by the Company and its subsidiaries, if applicable, in connection with his or her service as a member of the Board to the fullest extent permitted by Law and the Governing Documents and will be exculpated from liability for damages to the fullest extent permitted by Law and the Governing Documents. Without limiting the foregoing in this Section 2.1(f), each Investor Nominated Director who is elected to the Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Board as is provided for each of the other members of the Board.

(g)          The Investors shall only designate a person to be an Investor Nominated Director (i) who the Investors believe in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the Exchange or applicable Law, (iii) who meets the applicable independence standards required by the listing rules of the Exchange, and (iv) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Board shall retain the right to object to the nomination, election or appointment of any Investor Nominated Director for service on the Board if the members of the Board reasonably determine in good faith, after consultation with outside legal counsel, that such Investor Nominated Director fails to meet the criteria set forth above. In the event that the members of the Board reasonably object to the nomination, election or appointment of any Investor Nominated Director to the Board pursuant to the terms of this Section 2.1(g), the Board shall nominate or appoint, as applicable, another individual designated by the Investor as the Investor Nominated Director nominated for election to the Board that meets the criteria set forth in this Section 2.1(g) and Section 2.1(h) hereof.

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(h)          Notwithstanding anything to the contrary in this Section 2.1, nothing shall prevent the Board from acting in accordance with their respective duties under Maryland law or applicable Law or Exchange requirements. The Board shall have no obligation to nominate, elect or appoint any Investor Nominated Director if such nomination, election or appointment would violate applicable Law or Exchange requirements or result in a breach by the Board of its duties to the Company and its stockholders; provided, however, that the foregoing shall not affect the right of the Investor to designate an alternative individual as the Investor Nominated Director nominated for election to the Board, subject to the other terms, conditions and provisions in this Article II.

(i)          The Investor Nominated Directors shall be entitled to compensation and the reimbursement of expenses in accordance with the Company’s compensation of non-employee directors in effect from time to time in connection with their service on the Board. In addition, all reasonable out-of-pocket expenses of the Investors or any of their employees or Affiliates in connection with assisting the Company or evaluating actions by the Company shall be reimbursed by the Company. If requested by any Investor, the fees and expenses for any Investor Nominated Director that is an employee of the Investors or its Affiliates shall be paid directly to the Investors on behalf of such Investor Nominated Director.

(j)          The rights of the Investor set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that the Investor may otherwise have as a holder of Capital Stock of the Company, subject to Section 5.1 below.

Section 2.2 Consent Rights.

(a)          Following the earlier of receipt of the third party consents set forth on Schedule 2.2 to this Agreement (the “Third Party Consents”) or the determination by the Company that such Third Party Consents are no longer required, and then for so long as the Investors, together with their Affiliates, Beneficially Own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock, prior written consent of the Investors will be required for:

(i)          Any modification or amendment of the Company’s Governing Documents, operating agreement or similar organizational documents (whether by merger, consolidation or otherwise) in any manner adverse to the Investor;

(ii)         Any individual or series of related retention agreements, signing bonuses, stock option awards, stock incentive rights (including any phantom stock) or any similar employee compensation related agreements or arrangements to the extent that the aggregate of all of the foregoing would exceed in the aggregate during any calendar year 10% of the Company’s Market Capitalization as of the day after the Closing Date or that, in the aggregate, exceeds $5,000,000 in value during any calendar year, determined as of the date of grant with respect to equity awards and as of the date of payment with respect to cash awards or similar arrangements;

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(iii)        Any purchase of shares of Common Stock or Capital Stock from members of the Board, Company’s management or their respective Affiliates (other than deemed repurchases in connection with the surrender of shares by members of the Board, the Company’s management or their respective Affiliates to the Company to satisfy any customary tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);

(iv)         Any Equity Issuance at a (net of any discounts, commissions, or other direct or indirect payments, whether in cash or other value) price per share or deemed price per share (i.e. conversion, exchange or exercise price) of Common Stock less than $6.33 per share;

(v)          Any transaction, including any modification of rights, involving the existing preferred shares or preferred shareholders;

(vi)         Any guarantees of, incurrences of or issuances of recourse Debt or recourse Capital Stock that is redeemable at any time by the Company or Trade Street Operating Partnership, LP (the “Operating Partnership”) which guarantees, incurrences or issuances during any calendar year are in a principal amount or create an obligation or potential obligation of the Company for a payment amount greater than $50,000,000 (not counting a guarantee and its related Debt more than once); and for any issuance of Capital Sock other than Common Stock for consideration or value greater than $50,000,000 in the aggregate in any calendar year;

(vii)        Any acquisition or series of related acquisitions, the purchase price of which would equal more than fifty percent (50%) of the Company’s Market Capitalization immediately prior to execution of definitive documentation for any such acquisition;

(viii)      The hiring or firing of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer or President or any similar position; and

(ix)         Determination by the Board that it is no longer in the Company's best interest to qualify as a Real Estate Investment Trust.

(b)          The rights of the Investors and their Affiliates set forth in this Section 2.2 shall be in addition to, and not in limitation of, such voting rights that the Investors and their Affiliates may otherwise have as holders of Capital Stock of the Company, subject to Section 5.1.

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(c)          If the Third Party Consents are not obtained and it is not determined by the Company that such Third Party Consents are no longer required on or prior to the date that is one hundred eighty (180) days following the date of this Agreement (the "Consent Default" and the date of such Consent Default, the “Consent Default Date”), then, as liquidated damages to any Investor for the failure to obtain the Third Party Consents (or determination that they are no longer required) by such date (which remedy shall be the exclusive remedy available at law or in equity only for a period of one hundred eighty (180) days following the Consent Default Date, but which shall not be exclusive of any other remedies available at law or in equity after the date that is one hundred eighty (180) days following the Consent Default Date), the Company shall (i) issue to such Investor on the first 30 day anniversary of the Consent Default and on each subsequent 30 day anniversary of the Consent Default (pro rated for periods totaling less than 30 calendar days), or, if earlier, no later than five (5) Business Days following the date that such Consent Default is cured, until the Third Party Consents are obtained (or determination that they are no longer required), additional shares of Common Stock, the number of which shall equal one percent (1.0%) (the “Consent Rate”) of the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for its Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares (all shares issuable by the Company for any Consent Default are referred to herein as the “Consent Fee Shares”) or (ii) pay an amount of cash by wire of immediately available funds equal to the Consent Rate times the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares (such cash payments, the "Consent Delay Payments"). In the event the Company fails to issue the Consent Fee Shares or pay the Consent Delay Payments in a timely manner, the Consent Fee Shares issued or the Consent Delay Payments paid, as the case may be, to each Investor shall be increased at the rate of one and one-half percent (1.5%) of the Consent Rate per month until such Consent Fee Shares are issued in full, or such Consent Delay Payments are paid in full, as applicable.

Section 2.3 Domestically Controlled Status. To the extent that the Company can do so without unreasonable effort or expense, upon the prior request of the Investor, the Company shall determine whether the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) of the Code (a “DCR”); provided, however, that such examination shall be limited to information filed publicly with the SEC with respect to the ownership of stock of the Company (i.e., Schedules 13) and any information related to the ownership of the Company provided by the Investor, and that the Company shall not be required to take any action (or to not take any action) so as to be treated as a DCR at any given time.

ARTICLE III
LIQUIDITY and pre –emptive RIGHTS

Section 3.1 Liquidity Rights.

(a)          If, on such date that is three years and six months (3.5 years) after the Closing Date (such date, the “Liquidity Right Measurement Date”) (i) the Closing Sale Price of the Common Stock shall not have exceeded $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) on each Trading Day during any consecutive 10-Trading Day period (the "Liquidity Right Threshold") occurring during the 180 days prior to the Liquidity Right Measurement Date (the "Measurement Period") and (ii) the Investors and their Affiliates Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors shall have the rights, subject to the limitations, set forth in this Section 3.1 with respect to shares of Common Stock purchased or otherwise acquired pursuant to the Standby Purchase Agreement upon the Closing and still owned by the Investors at such time. In the foregoing event, the Investors collectively may, but shall not be obligated to, on one occasion only, provide notice to the Company that they desire to liquidate some or all of the shares of Common Stock owned by the Investors on the date of such notice (a “Liquidity Notice”). The Liquidity Notice shall set forth the names of the Investors participating in such Liquidity Notice and the number of shares of Common Stock they wish to liquidate. It is hereby understood and agreed that the Investors may submit only one Liquidity Notice and any such notice shall be delivered to the Company no later than 5:00 PM Eastern Standard Time on the tenth (10th) day (or, if such day is not a Business Day, the next Business Day thereafter) following the Liquidity Right Measurement Date (the “Liquidity Right Expiration Date”). If no such Liquidity Notice is delivered to the Company on or prior to the Liquidity Right Expiration Date, the Investors shall have no further rights, and the Company shall have no further obligations, under this Section 3.1. In addition, if a Liquidity Notice is timely delivered, any Investor that has not participated in such Liquidity Notice shall have no further rights under this Section 3.1.

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(b)          If the Investors provide the Company with a timely Liquidity Notice, the Company shall have the right (the “Company Right”) to purchase from the Investors at any time or from time to time on or before the date that is (6) months after the Liquidity Right Measurement Date (the “Liquidity Date”), all or the specified portion of the shares of Common Stock still owned by the Investor on the Liquidity Right Measurement Date at a price equal to the greater of (a) $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) or (b) an amount per share of Common Stock equal to 95% of the arithmetic average of the VWAPs over the 10 Trading Days immediately prior to the Liquidity Right Measurement Date (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events); provided, however, that the rights granted to the Investors pursuant to this Section 3.1 shall not apply to a number of securities that exceeds the aggregate number of shares of Common Stock purchased by the Investors under the Standby Purchase Agreement minus the aggregate number of such shares of Common Stock sold by the Investors prior to the Liquidity Right Measurement Date (the “Investor Standby Shares”). Nothing herein shall prevent the Investors from selling Common Stock after the Liquidity Right Measurement date, provided that any sale of Common Stock subject to the Company Right shall proportionately reduce such Company Right.

(c)          In the fiscal quarter immediately preceding the Liquidity Date, the Company shall provide to the Investors a business plan that is commercially reasonable, prepared in good faith, and consistent both with past practice and the business plan provided to the Investors prior to the date hereof and which shall contain, without limitation, an income statement, balance sheet and cash flows in accordance with GAAP and set forth all material business activities and plans of the Company (the foregoing a “Quarterly Business Plan”), which Quarterly Business Plan shall be subject to reasonable approval by the Investor Nominated Directors, acting as a special budget committee solely for such purpose. If the Company does not exercise the Company Right by the Liquidity Date, the Quarterly Business Plan shall be effective for the ensuing fiscal quarter. The Company shall be required to prepare and furnish to the Investors an updated Quarterly Business Plan for each fiscal quarter during which the Investors shall continue to own Investor Standby Shares after the Liquidity Date. To the extent that during the calendar quarter relating to a Quarterly Business Plan, any expenditures or other items relating to the income statement, balance sheet or cash flows deviate in a manner adverse to the Company by more than 5% from the amounts or related item set forth in the applicable Quarterly Business Plan, then (x) the Company shall be prohibited from making such expenditure or taking any such action without the Investors' approval, with such approval to be given in the Investors' sole discretion and (y) any subsequent Quarterly Business Plan shall not be adopted and any related expenditures or actions shall not be taken by the Company without the Investors' approval, with such approval to be given in the Investors' sole discretion. Notwithstanding the foregoing, if the use of proceeds of any debt or equity financing is to acquire Investor Standby Shares still owned by the Investors, Investor approval will not be required so long as at the closing of such financing, the proceeds of such financing are paid directly to the Investor to purchase Investor Standby Shares at the price set forth in Section 3.1(b).

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(d)          During the Measurement Period, the Investors shall not sell on any Trading Day during the Measurement Period a number of shares of Common Stock that exceeds twenty percent (20%) of the average daily trading volume of the Common Stock as reported by Bloomberg; provided, however, that from and after the such time as the Liquidity Right Threshold has been satisfied, the foregoing restriction shall no longer apply.

Section 3.2 Pre-Emptive Rights.

(a)          For so long as the Investors, together with their Affiliates, Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors or one or more of their designated Affiliates shall have the option and right (but not the obligation) to participate (or nominate any of their Affiliates to participate) in any Equity Issuance by purchasing in the aggregate up to the Investors' and their Affiliates’ Pro Rata Portion of such Equity Issuance at the same price and the same terms and conditions as offered to other investors in the Equity Issuance.

The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow the Investors or their Affiliates, as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement.

(b)          In the event the Company proposes to undertake an Equity Issuance, the Company shall promptly give the Investors prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), the timing of such proposed Equity Issuance and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. The Investors and their Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable, as may be required in order for the Investors and their Affiliates to participate in such proposed Equity Issuance) from the date the Investors receive notice of the proposed Equity Issuance to elect to purchase up to their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice provided by the Company pursuant to this Section 3.2(b) by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable; provided, however, that if the Equity Issuance does not occur within thirty (30) Business Days following such notice and the terms of the Equity Issuance are materially modified, then the Investors and their Affiliates will be provided the opportunity to similarly participate on such modified terms. Any purchase of Equity Interests by any Investor and its Affiliates pursuant to this Section 3.2 shall occur contemporaneously with, and be subject to the same terms and conditions as, the closing of the sale of the Equity Interests by the Company to the other parties.

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(c)          The purchase by the Investors and their Affiliates of Equity Interests pursuant to this Section 3.2 shall be subject to the limitations on stock ownership set forth in the Company’s organizational documents; provided, that Company shall provide any necessary waiver of such limitations upon receipt of an updated representation letter similar to the representation letter provided by the Investors in connection with the Closing under the Standby Purchase Agreement.

(d)          In the event that neither any Investor nor any of their Affiliates exercise the right forth in this Section 3.2 within the applicable period as set forth above, the Company shall be permitted to sell the equity interests in respect of which such pre-emptive rights were not exercised. In the event that the Company has not sold the equity interests within ninety (90) days of its notice to Investor as contemplated by Section 3.2(b), for purposes of this Section 3.2 such proposed Equity Offering shall be deemed to have been terminated, and the Company shall provide Investor with a new notice prior to undertaking a subsequent Equity Issuance.

(e)          The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.2, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to the Investors or their Affiliates.

(f)          Notwithstanding anything to the contrary herein, in the event that Investors and their Affiliates or the Company are required to file any notifications or report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in order to exercise the Investors' and their Affiliates' rights pursuant to this Section 3.2, then the time periods to close on such exercise set forth above shall be extended and the Investors' and their Affiliates' rights pursuant to this Section 3.2 shall be held in abeyance for the Investors and their Affiliates until such time that all approvals or clearances pursuant to the HSR Act have been obtained, at which time the Investors and Affiliates shall proceed to close on their rights pursuant to this Section 3.2.

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ARTICLE IV
REGISTRATION RIGHTS

Section 4.1 Registration Statement.

(a)          Subject to Section 4.6 and the other provisions of this Article IV, the Company shall use its reasonable best efforts to file with the SEC, prior to the Effective Deadline (as defined below), a Registration Statement covering the registration of the resale at any time or from time to time of all Registrable Securities pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC (together with any other registration required by this Article IV, the “Required Registration”). To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on a Registration Statement, the Company shall file additional Registration Statement(s) successively trying to register on each such additional Registration Statement the maximum number of remaining Registrable Securities until the earlier of (a) all of the Registrable Securities have been registered with the SEC, or (b) the date on which all of the remaining Registrable Securities may be sold without restriction or limitations pursuant to Rule 144 and without requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The Registration Statement shall be on Form S-3, unless the Company is not then eligible to file a registration statement on Form S-3 under the Securities Act, in which case (i) such registration statement shall be on Form S-11 or other appropriate form under the Securities Act which the Company is then eligible to file and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b)          The Company agrees (subject to Section 4.6 hereof) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof but in any event prior to the one (1) year anniversary of the Closing (the “Effective Deadline”). After issuance of any Pre-Emptive Shares or Consent Fee Shares, such Pre-Emptive Shares or Consent Fee Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Pre-Emptive Shares or Consent Fee Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Pre-Emptive Shares or Consent Fee Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC. Subject to Section 4.6 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) under the Securities Act for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold and (ii) the date on which all of the Registrable Securities covered by the Registration Statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act (the “Effectiveness Period”).

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(c)          If the Registration Statement relating to the Required Registration and covering all of the Registrable Securities then outstanding does not become effective on or prior to the Effective Deadline or after being declared effective the Registrable Securities cannot be sold pursuant thereto (other than during an Allowable Suspension Period (as defined in Section 4.6(a)))(a “Registration Default”), then, as damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, actual damages, if any, specific performance; provided, however, the Holder cannot seek and in no event will be entitled to consequential, speculative or incidental damages in any such proceedings), the Company shall issue to each Holder on the first 30 day anniversary of the Registration Default and on each subsequent 30 day anniversary of the Registration Default (pro rated for periods totaling less than 30 calendar days), or no later than five (5) Business Days following the date that the applicable Registration Statement becomes effective or such Registration Default is cured if earlier, until all of the Registrable Securities are initially registered or once again saleable on a Registration Statement in accordance with the provisions of this Agreement, additional shares of Common Stock, the number of which shall equal one half of one percent (0.50%) (the “Registration Rate”) of the aggregate purchase price paid by the Investors pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares. All shares issuable by the Company for any Registration Default are referred to herein as the “Additional Shares.” In the event the Company fails to issue the Additional Shares in a timely manner, the Additional Shares issued to each Holder shall be increased at the rate of one and one-half percent (1.5%) of the Registration Rate per month until such Additional Shares are issued in full. After issuance of any Additional Shares, such Additional Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Additional Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Additional Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC.

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(d)          Upon the written request of the Holders of a majority of the Registrable Securities from time to time (an “Underwritten Offering Request”), the Company will cooperate with the Investors and any Underwriter in effecting an underwritten offering of Registrable Securities pursuant to the Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request (an “Underwritten Offering”). In such case, (i) the Holders of a majority of the Registrable Securities may designate the managing underwriter(s) of the Underwritten Offering, provided that the Company may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the approval of the Holders of a majority of the Registrable Securities, which approval shall not be unreasonably withheld or delayed and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 4.8 of this Agreement; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering. No Holder may participate in any such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Company shall not be obligated to effect or participate in (a) more than two (2) Underwritten Offerings in any twelve (12) month period, and (b) any Underwritten Offering during any lock-up period required by the underwriter(s) in any prior underwritten offering conducted by the Company on its own behalf or on behalf of the Holders.

(e)          If, in connection with an Underwritten Offering, the managing underwriter(s) advise the Company in writing (with a copy to each Holder requesting registration) that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Holders thereof to be included in such registration that does not exceed such Underwriters’ Maximum Number, such Registrable Securities to be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in the Required Registration without the prior written consent of the Holders of a majority of the Registrable Securities.

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Section 4.2 Piggyback Registration.

(a)          Subject to Section 4.6 hereof, if, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 4.1(a), otherwise the Registration Statement is not effective, the Company proposes to file a new registration statement under the Securities Act with respect to an offering of Common Stock for (i) the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or with respect to a Company at-the-market offering program (“ATM Program”) or Company dividend reinvestment plans) or (ii) the account of any holder of Common Stock (other than the Holders), then the Company shall give written notice of such proposed filing to the Holders as soon as reasonably practicable (but in no event less than ten (10) Business Days before the anticipated filing date of such new registration statement). Upon a written request, given by Holders to the Company within five (5) Business Days after delivery of any such notice by the Company, to include Registrable Securities in such Registration (which request shall specify the number of Registrable Securities proposed to be included in such new registration statement if such registration statement is not a “pay as you go” Automatic Shelf Registration Statement), the Company shall, subject to Section 4.6 hereof, include all such requested Registrable Securities in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”). Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to Register any Registrable Securities in connection with such new registration statement.

(b)          The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the second (2nd) Business Day prior to the planned effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s), if any, establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration.

(c)          If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities proposed to be offered by the Company, (ii) second, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iii) third, any other securities that have been requested to be so included by any other person.

(d)          If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, (ii) second, the number of securities proposed to be offered by the Company, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iv) fourth, any other securities that have been requested to be so included by any other person.

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(e)          In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(f)          The Company shall not grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.

Section 4.3 Registration Expenses. In connection with registrations pursuant to Section 4.1 or Section 4.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including (a) all registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) all fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) all of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) all fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) all fees and expenses in connection with the preparation of the Registration Statement and related documents covering the Registrable Securities, (g) all fees and expenses, if any, incurred with respect to any filing with FINRA, (h)  the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (i) all fees and expenses of any special experts retained by the Company in connection with such registration, (j) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (k) all fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested) and (l)  all reasonable fees and expenses of one (1) counsel for the Holders per registration. Other than as provided in the foregoing sentence, the Company shall have no obligation to pay any out-of-pocket expenses of the Holders relating to the registrations effected pursuant to this Agreement, including the fees and expenses of any counsel to the Holders. Each Holder shall be responsible for the payment of any brokerage and sales commissions, underwriting discounts and commissions, additional fees and disbursements of such Investor’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement. The obligation of the Company to bear the expenses described in this Section 4.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

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(a)          The Company will (i) promptly prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (iii)  ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (iv) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4.4(a)) by reason of the Company filing a report on Form 10-Q, Form 10-K or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. By 9:30 a.m. New York City time on the date following the date any Registration statement or any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b)          The Company will, at least ten (10) Business Days prior to filing a Registration Statement or at least five (5) Business Days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within five (5) Business days after delivery, and thereafter, furnish to such Holders, Holders’ counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) Business Day.

(c)          The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use reasonable best efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

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(d)          On or prior to the date on which the Registration Statement is declared effective, the Company shall use reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e)          The Company will notify each Holder, Holders’ counsel and the underwriter(s) promptly in writing (provided that in no event shall such notice contain any material, nonpublic information), (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any proper disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(f)          The Company will furnish customary closing certificates and other deliverables to the underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(g)          The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

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(h)          The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(i)          The Company shall use reasonable best efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on the Exchange on which the Common Stock of the Company is then listed.

(j)          The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(k)          The Company shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(l)          If requested, the Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(m)        The Company otherwise shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(n)          The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel (which may be the Company’s General Counsel), dated the date of closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

(o)          In connection with the Required Registration, the Company shall cause there to occur Full Cooperation.

(p)          The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date any Registration Statement is declared effective.

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(q)          Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or any Exchange.

(r)          The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is reasonably determined by the Company to be necessary to comply with federal or state securities laws, (ii) the disclosure of such information is reasonably determined by the Company to be necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

For purposes of Section 4.4(a), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the termination of the Effectiveness Period.

Section 4.5 Holders’ Obligations. The Company may require each Holder to promptly, but in no event later than five (5) Business Days after a proper request, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 4.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(e) hereof. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 4.4(e) and for which the Holder has not yet settled.

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Section 4.6 Blackout Provisions.

(a)          The Company shall have the right, but not the obligation, to postpone the filing of the Registration Statement or to suspend the use of the Registration Statement following the effectiveness of the Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined below) occurs. If the Company elects to suspend the effectiveness and/or use of the Registration Statement following the occurrence of a Suspension Event, the Company, by written notice, email transmission or such other means that the Company reasonably believes to be a reliable means of communication (a “Suspension Notice”), shall notify the Holders that the effectiveness of the Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement until the Suspension Event has ended (provided that in no event shall such notice to any Holder contain any material, nonpublic information, unless such Holder requested such information or has at such time an employee designated as a director on the Board). A Suspension Event shall be deemed to have occurred if: (i) the Company is actively pursuing an underwritten primary offering of equity securities; (ii) the Company in good faith determined that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; (B) after the advice of counsel, sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (C) (x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) disclosure would render the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as practicable. In no event shall the Company be permitted to suspend the use of a Registration Statement for more than thirty (30) consecutive days or for more than ninety (90) days in any 12 month period and the first day of any such suspension must be at least five (5) days after the last day of any prior suspension (each, an "Allowable Suspension Period"), except, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment.

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(b)          If and when the Company gives a Suspension Notice to the Holders to suspend sales of the Registrable Securities following a Suspension Event, the Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities (the “Prospectus”) at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon the delivery by the Company of notice that the Suspension Event or its potential effects are no longer continuing (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder's receipt of a Suspension Notice from the Company and for which the Holder has not yet settled.

(c)          If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

(d)          If the Company shall take any action pursuant to clause (ii) of Section 4.6(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 4.6(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

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Section 4.7 Exchange Act Reports. The Company will use its reasonable best efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act, and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as a Holder has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder.

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Section 4.8 Indemnification.

(a)          Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, judgments, fines, penalties, charges, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld or delayed), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus of the Company (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder or any of its managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons expressly for use therein, and, consistent with and subject to the foregoing, shall reimburse such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b)          Indemnification by the Holder. The Holders agree, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to information related to the Holders, or their plan of distribution, furnished in writing by the Holders or any of their managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holder shall be required to indemnify any Person pursuant to this Section 4.8(b) for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold for the account of such Holder.

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(c)          Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4.8(a) or Section 4.8(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

(d)          Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 4.8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

Section 4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities (including any registration or similar agreement) which is inconsistent with or violates the material rights granted to the Holders in this Agreement.

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Section 4.10 Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will exercise its best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s).

Section 4.11 Termination of Registration Rights. The rights granted under this Article IV shall terminate on the termination of the Effectiveness Period; provided, however, that the indemnification provisions set forth in Section 4.8 shall survive such termination.

Section 4.12 Assignment; Binding Effect. The rights and obligations provided in this Article IV (but no other rights under this Agreement) may be assigned in whole or in part by any Holder to any transferee of Registrable Securities (each, a “Permitted Transferee”) without the consent of the Company or any other Holder. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by all of the terms of this Article IV as a “Holder.” Upon receipt of the documents referenced in clauses (a) and (b) of this Section 4.12, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Article IV. Except as set forth in this Section 4.12, the rights and obligations provided in this Article IV may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

ARTICLE V
COVENANTS

Section 5.1 Standstill.

(a)          The Investors hereby agree that from the Closing until the earliest of (i) such time as the Investors and their Affiliates no longer collectively own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock, (ii) the fourth (4th) anniversary hereof or (iii) a Change of Control of the Company, without the prior written approval of the Company, neither the Investors nor any of its Affiliates will, directly or indirectly:

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(i)          acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired (A) as a result of the exercise of any rights or obligations set forth in the Standby Purchase Agreement or this Agreement, (B) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (C) directly from the Company, or (D) to maintain their aggregate percentage interest in the Company’s outstanding Common Stock; provided, however, that the Investor shall not be permitted to acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities to account for the dilutive effect of any issuance of equity securities up to a maximum of the 4,329 shares of Common Stock authorized for issuance under the Company’s 2013 Equity Incentive Plan as of the date hereof;

(ii)         enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, including a proposed negotiated private sale of its shares of Common Stock to a single purchaser or a “group” as defined in Section 13(d) of the Exchange Act, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses; provided, however, that negotiated private sales of shares of Common Stock to a single purchaser or a “group” will be permitted if the purchasing party agrees in writing to be bound by the provisions of this Section 5.1;

(iii)        other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to the Board solely with respect to any of the Investor Nominated Directors permitted by the terms hereof to serve on such Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting election of any director to the Board;

(iv)         call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities;

(v)          deposit any Securities of the Company into a voting trust unless such voting trust is bound by the provisions of this Section 5.1, or subject the Securities of the Company to any agreement or arrangement with respect to the voting of such Securities, or other agreement or arrangement having similar effect unless such agreement or arrangement conforms to the provisions of this Section 5.1;

(vi)         seek representation on the Board or a change in the composition of the Board or number of directors elected by the holders of Common Stock or a change in the number of such directors who represent the Investor, other than as expressly permitted pursuant to this Agreement; and

(vii)        bring any action or otherwise act to contest the validity of this Section 5.1;

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provided, that nothing in clauses (ii), (iii), (iv) or (vi) of this Section 5.1(a) shall apply to the Investor Nominated Director(s) solely in his or her capacity as a director of the Company or to actions taken by the Investors or any of their Affiliates to prepare the Investor Nominated Directors to act in such capacity.

(b)          The limitations provided in Section 5.1(a) shall, upon the occurrence of any of the following events, immediately be suspended until the expiration of the time period set forth below in this Section 5.1(b), but only so long as the Investors or any of their Affiliates did not directly or indirectly assist, facilitate, encourage or participate in any such events:

(i)          on the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Person of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

(ii)         on the decision by the Board or a duly constituted committee of the Board (a) to solicit one or more proposals for a transaction that, if consummated, would result in a Change of Control or (b) to pursue discussions or negotiations or make diligence materials available, with respect to an unsolicited proposal for a transaction that, if consummated, would result in a Change of Control;

(iii)        on the decision by the Board to recommend that stockholders approve any action proposed by a Person pursuant to the filing of a preliminary proxy statement with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove any directors of the Company;

(iv)         on the adoption by the Board of Directors of a plan of liquidation or dissolution; or

(v)          on the occurrence of any material breach by the Company of any of its material obligations under this Agreement, which breach has not been remedied within thirty (30) days after notice is delivered by the Investors to the Company setting forth such alleged breach with specificity.

Upon (u) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 5.1(b)(i) in which such Person does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (v) the withdrawal of all pending proposals referred in Section 5.1(b)(ii) without a Change of Control having occurred and without, or the termination of, an agreement to effect a Change of Control, or the decision of the Board or a duly constituted committee of the Board to reject all such proposals, (w) the abandonment by the Board or a duly constituted committee of the Board of a process to solicit a proposal of the type referred to in Section 5.1(b)(ii) without a Change of Control having occurred and without an agreement to effect a Change of Control, (x) the withdrawal or termination or failure of the solicitation referred to in Section 5.1(b)(iii), (y) the termination of the plan of liquidation referenced in Section 5.1(b)(iv), or (z) the remedy of any breach described in Section 5.1(b)(v), the limitations provided in Section 5.1(a) (except to the extent then suspended as a result of any other event specified in this Section 5.1(b)) shall again be applicable for so long as and only to the extent provided in this Agreement.

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Section 5.2 No Conflicting Agreements. For so long as this Agreement remains in effect, neither the Company nor the Investors shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, or otherwise act or agree to act in concert with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, to the extent such agreement, arrangement, or concerted act would controvert, or otherwise be inconsistent in any material respect with, the provisions of this Agreement.

Section 5.3 Further Assurances. Each of the Investors and the Company agrees to execute and deliver all such further documents and do all acts and things that from time to time may reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this ARTICLE V.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of the Investors and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Standby Purchase Agreement, together with the agreements and other documents and instruments referred to herein and therein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.4 Successors and Assigns. Except as expressly set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement (including any rights under Article II and Article III hereof) may be assigned, in whole or in part (except by operation of Law), by either party without the prior written consent of the other party, and any such transfer or attempted transfer without such consent shall be null and void; provided however, that the Investors shall be permitted to make any such assignment to any of their Affiliates. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

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Section 6.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6.6 Remedies.

(a)          Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, except as set forth in Section 2.2(c), in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)          Except as otherwise set forth in Section 2.2(c) and Section 4.1(c), all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

Section 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Trade Street Residential, Inc.
19950 West Country Club Drive, Suite 800
Aventura, Florida 33180
Attention: Chief Executive Officer
Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
2000 Pennsylvania, NW, Suite 6000
Washington, DC 20006-1888
Attention: John A. Good
Facsimile: (202) 785-7522

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If to the Investor:

Senator Investment Group LP

510 Madison Ave.

New York, New York 10022
Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue
New York, New York 10022

Attention: Eleazer Klein

Section 6.8 Governing Law; Venue and Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, anybody of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

(b)          Any action or proceeding against either the Company or Investor relating in any way to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York (and the appellate courts thereto), and each of the Company and Investor irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(c)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE INVESTORS HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE COMPANY AND THE INVESTORS ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 6.8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY OR THE INVESTORS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.9 Third Party Benefits. Except pursuant to the provisions in Section 6.10 or expressly provided in this Agreement, none of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary.

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Section 6.10 No Recourse Against Others. All claims, causes of action (whether in contract or in tort, in law or in equity, or granted by statute), obligations, or liabilities that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any Contracting Party, and any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (the “Non-Recourse Parties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims and causes of action against any such Non-Recourse Parties. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate, limited liability company or limited partnership veil, unfairness, undercapitalization, or otherwise, in each case in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 6.11 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that (a) the Investor and its Affiliates cease to Beneficially Own any shares of Common Stock, and (b) the registration rights and obligations set forth in Article IV (other than those set forth in Section 4.8) have terminated pursuant to Section 4.11.

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Section 6.13 Notices and Consents. Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

TRADE STREET RESIDENTIAL, INC.

By:	/s/ Michael Baumann

Name:	Michael Baumann

Title:	Chief Executive Officer

SENATOR GLOBAL OPPORTUNITY FUND LP

By:	/s/ Evan Gartenlaub

Name:	Evan Gartenlaub

Title:	General Counsel

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:	/s/ Evan Gartenlaub

Name:	Evan Gartenlaub

Title:	General Counsel

(Signature Page to Stockholders Agreement)